                                                                    EXHIBIT 21

                          PARENTS AND SUBSIDIARIES

The Company and its subsidiaries* as of March 6, 2004 are as follows:

                                             State (Country) of        Percentage of Voting
Name of Company                              Incorporation             Securities Owned
---------------                              ------------------        --------------------
Kellwood Company                             Delaware                  Parent
American Recreation Products, Inc.           Delaware                  100%
Kellwood Asia Limited                        Hong Kong                 100%
Smart Shirts Limited                         Hong Kong                 100%
South Asia Garment Limited                   Hong Kong                 100%
Kellwood Trading, Ltd.                       Hong Kong                 100%
KWD Holdings, Inc.                           Delaware                  100%
Robert Scott & David Brooks
   Outlet Stores, Inc.                       Delaware                  100%
Tri-W Corporation                            North Carolina            100%
Halmode Apparel, Inc.                        Delaware                  100%
Koret of California, Inc.                    California                100%
Koret Outlet Stores, Inc.                    Delaware                  100%
Biflex International, Inc.                   New York                  100%
Kellwood Financial Resources, Inc.           Tennessee                 100%
Kellwood Shared Services, Inc.               Delaware                  100%
Dorby Frocks, Ltd.                           New York                  100%
Gerber Childrenswear, Inc.                   Delaware                  100%
Briggs New York, Inc.                        Delaware                  100%
Phat Fashions, LLC                           New York                  100%

* Some of the above subsidiaries also have subsidiaries which are not listed because, in the aggregate, they are not considered to be significant.

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